UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Specialty Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIALTY LABORATORIES, INC.

27027 Tourney Road

Valencia, CA 91355

January 10, 2006

To our Stockholders:

We have previously sent to you proxy material for the important special meeting of stockholders of Specialty Laboratories, Inc. (“Specialty”), to be held on January 30, 2006.  Specialty’s board of directors recommends that you vote FOR both items on the agenda.

Approval of the merger requires the affirmative vote of a majority of both the outstanding shares and the shares not held by continuing investors and their affiliates.  Your vote is important, no matter how many or how few shares you may own.  Whether or not you have already done so, please vote TODAY by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Nicholas R. Simmons

Senior Vice-President & General Counsel and Inspector of Elections

REMEMBER:

If you hold your shares through a bank or broker,
you can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.